UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

AUGUST 9, 2004

Date of Report (Date of earliest event reported)

BROADVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware	000- 28252	94-3184303
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

585 Broadway
Redwood City, CA 94063

(Address of principal executive offices, including zip code)

(650) 261-5100

(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On August 6, 2004, BroadVision, Inc. (the “Company”) and Pacific Shores Investors, LLC (“PSI”)  consummated a series of transactions pursuant to an Assignment and Assumption of Master Lease, Partial Termination of Master Lease and Assignment and Assumption of Subleases dated as of July 7, 2004 (the “Assignment Agreement”), which the parties executed on July 27, 2004.

Under the Assignment Agreement, the Triple Net Building Lease dated February 15, 2000, as amended, between PSI (as successor in interest to the original lessor) and the Company for premises at Pacific Shores Center, Building 6, was terminated prospectively with respect to the Company.  In conjunction with the termination, we (i) agreed to pay PSI a cash termination fee of $36.2 million, one-half of which was paid on August 6, 2004 and the balance, secured by letters of credit, will be paid in January 2005, (ii) issued to PSI a warrant to purchase 700,000 shares of the Company’s common stock at an exercise price of $5.00 per share, exercisable during a period beginning (subject to certain exceptions) on July 7, 2005 and ending on July 6, 2009, (iii) conveyed to PSI certain furniture, fixtures and equipment with a net book value of approximately $8.1 million located in Building 6, and (iv) entered with PSI into a new Triple Net Space Lease covering significantly reduced premises in Pacific Shores Center (the “New PacShores Lease”).  In addition, under the Assignment Agreement, PSI has prospectively assumed all of our rights and obligations under the multiple subleases we had entered into with various subtenants for Building 6.

The New PacShores Lease covers approximately 50,000 square feet of space in a Pacific Shores Center building for a five and one-half year term scheduled to commence on January 1, 2007.  The actual space is to be designated by September 1, 2006. We have an option to cancel the New PacShores Lease for a termination fee of $4.5 million.  The option expires on the earlier of September 1, 2006 or five days after the date PSI gives us notice of the actual space to be covered by the New PacShores Lease.

In connection with the Assignment Agreement and the New PacShores Lease and with other lease restructuring agreements, we will record a one-time gain of approximately $24 million related to this extinguishment of future excess real estate obligations in the quarter ending September 30, 2004. The letters of credit securing our obligation to pay $18.1 million in January 2005 will be cash collateralized, and the amount of such cash will be included in restricted cash and investments in our Condensed Consolidated Balance Sheet as of September 30, 2004.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)          Exhibits.

Exhibit Number	Description
10.44

Assignment and Assumption of Master Lease, Partial Termination of Master Lease and Assignment and Assumption of Subleases, dated as of July 7,2004, between Pacific Shores Investors, LLC and the Company.

10.45	Warrant to Purchase up to 700,000 share of common stock, dated as of July 7, 2004, issued to Pacific Shores Investors, LLC.

10.46	Triple Net Space Lease, dated as of July 7, 2004, between Pacific Shores Investors, LLC and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROADVISION, INC.

Dated: August 9, 2004	By:	/s/ William E. Meyer
William E. Meyer
Executive Vice President, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.44	Assignment and Assumption of Master Lease, Partial Termination of Master Lease and Assignment and Assumption of Subleases, dated July 7,2004, between Pacific Shores Investors, LLC and the Company.

10.45	Warrant to Purchase up to 700,000 share of common stock, dated July 7, 2004, issued to Pacific Shores Investors, LLC.

10.46	Triple Net Space Lease, dated as of July 7, 2004, between Pacific Shores Investors, LLC and the Company.